Exhibit 99.2
REVOCABLE PROXY GBT BANCSHARES, INC. SPECIAL MEETING OF SHAREHOLDERS April 24, 2008 10:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder hereby appoints Douglas A. Carter and John W. Jacobs, III, and each or either one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all of the shares of common stock of GBT Bancshares, Inc. held of record by the undersigned on March 5, 2008, at the Special Meeting of Shareholders (the 2008 Special Meeting) to be held at the Gainesville Civic Center located at 830 Green Street, Gainesville, Georgia, on Thursday, April 24, 2008, at 10:00 a.m. local time, and at any adjournment or postponement thereof. Only shareholders of record at the close of business on March 5, 2008, the record date, are entitled to notice of and to vote at the special meeting or any adjournments of the special meeting. The approval of the merger agreement requires the affirmative vote of a majority of the shares of GBT common stock outstanding on the record date. After careful consideration, your Board of Directors supports the merger and recommends that you vote FOR approval of the merger agreement and FOR the authorization to adjourn, if necessary. Although we do not know of any other matters to be presented at the special meeting, if other matters are properly presented, the persons named as proxies will vote on such matters at their discretion. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) . FOLD AND DETACH HERE . GBT BANCSHARES, INC. SPECIAL MEETING, APRIL 24, 2008 YOUR VOTE IS IMPORTANT! You can vote in one of three ways: 1. Call toll free 1-866-860-0408 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.proxyvotenow.com/gbtb and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY PLEASE MARK VOTES AS IN THIS EXAMPLE GBT BANCSHARES, INC. Special Meeting of Shareholders APRIL 24, 2008 For Against Abstain For Against Abstain 2. Adjournment. To consider and vote on a proposal to Merger, dated November 2, 2007, between SunTrust 1. Merger. To approve the Agreement and Plan of authorize the Board of Directors to adjourn the special Banks, Inc. and GBT Bancshares, Inc., pursuant to meeting to allow time for further solicitation of proxies which SunTrust will acquire GBT through the merger of GBT with and into SunTrust. A copy of the merger agreement is attached to the accompanying proxy statement/prospectus as Appendix A. if there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement. 3. Other Business. To transact such other business as may properly come before the special meeting or any adjournments of the special meeting. The Board of Directors recommends a vote FOR proposals 1 and 2 listed above. Mark here if you plan to attend the meeting Mark here for address change and note change Note: If stock is held in the name of two or more persons, all must sign. When signing as Please be sure to date and sign this proxy card in the box below. Date attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. Sign above IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL. PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: 1. By Mail; or 2. By Telephone (using a Touch-Tone Phone); or 3. By Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 24, 2008. It is not necessary to return this proxy if you vote by telephone or Internet. Vote by Internet Vote by Telephone anytime prior to Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 24, 2008 go to 3 a.m., April 24, 2008: https://www.proxyvotenow.com/gbtb 1-866-860-0408 Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. Your vote is important!